Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Arcimoto, Inc. on Form S-8, of our report dated April 14, 2020, relating to the financial statements of Arcimoto, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2019. Our report includes an explanatory paragraph regarding substantial doubt about Arcimoto’s ability to continue as a going concern.

/s/ dbbmckennon
Newport Beach, California
May 4, 2020